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                                                                    Exhibit 10.8

                           BUSINESS ALLIANCE AGREEMENT

         THIS AGREEMENT is entered into this 11th day of August, 1999 by and between Spider Inc., a Nevada corporation, registered to do business in the State of New York, with a principle place of business at 351 Larkfield Road, E. Northport, NY 11731 ("SPIDER") and eSAFETYWORLD, Inc., a Nevada corporation ("eSAFETYWORLD"), doing business at 100-31 South Jersey Avenue, Setauket, NY 11733.

         Whereas, SPIDER is engaged in the business of Internet E-Commerce, and eSAFETYWORLD is engaged in the business of selling products on a Business-to-Business level.

         Whereas, SPIDER is engaged in the business of providing Business-to-Business and Business-to-Consumer E-Commerce solutions for manufacturers, distributors, wholesalers, retailers and mail order catalog companies and is compensated by the clients for such service through fees and/or commissions on and/or a royalty sales of product in an E-Commerce environment. eSAFETYWORLD is engaged in the business of selling products on a Business-to-Business and Business-to-Consumer level and is compensated by the clients for such sales of products, and whereas, the Parties desire to engage in a Business Alliance (BA) under the terms and conditions of this Agreement.

         Therefore, for good consideration the parties agree as follows:

1. Appointment. eSAFETYWORLD hereby appoints SPIDER as representative to provide Business-to-Business and Business-to-Consumer E-Commerce on an exclusive basis.

2. Compensation. SPIDER agrees to provide all services set forth herein for a monthly fee of $10,000. eSAFETYWORLD agrees to pay the invoice within 14 days of the date of invoice with the first payment due upon the effective date of the eSAFETYWORLD, Inc. initial public offering.

         (a) Spider shall use its proprietary software to design and maintain an E-Commerce website for eSAFETYWORLD. The site shall reside on Spider's servers, and Spider shall maintain redundant back up systems for such servers.

         (b) Spider and its affiliate, World Internet Marketing Corporation, shall also conduct an Internet marketing campaign on behalf of eSAFETYWORLD, customizing their strategies and technologies to meet eSAFETYWORLD's specific needs.

3. Relationship of Parties. Party's relationship to BA in the performance of this Agreement is that of an independent contractor. The personnel performing services shall at all times be under each individual Parties' exclusive control and direction and shall be employees of each individual and not employees of the BA.

4. Miscellaneous.

         (a) Each party shall provide The BA with a list of services offered by the Party and shall notify the other Party within twenty-four
               (24) hours after the date the Party adds any new product and/or service.

5. Termination. This Agreement may be terminated by either Party giving the other Party 90 days written notice after December 31, 2010. A final accounting shall be rendered within 90 days after such termination. The Parties agree that pending termination, each Party will continue to comply with all its obligations.

6. Assignment. Neither this agreement or any interest of either of the parties herein may be assigned, pledged, transferred, or hypothecated, without the prior written consent of the Parties hereto; and neither Party may assign any rights or delegate any duties hereunder without the others express written consent.

7. Severability. The illegality or unenforceability of any term or condition of this agreement shall not effect any other term or condition thereof.
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8. Confidentiality.

         (A) The Parties understand and agree that in the performance of this agreement each Party may have access to private or "Confidential Information" (as here in after defined) of the other Party. Each Party agrees that:

               (I) All confidential Information shall remain the exclusive property of the owner;

               (II) It shall not, and shall not use prudent methods to cause its employees and agents to maintain the confidentiality and secrecy of the confidential information;

               (III) It shall not, and shall not use prudent methods to ensure that its employees and agents do not, copy, publish, disclose, to others or use (other than pursuant to the terms hereof) the Confidential Information; and

               (IV) It shall return or destroy all copies of Confidential Information upon request of the other Party.

         (B) Each Party shall be permitted to disclose Confidential Information to the extent required by the law if legal process, provided that the disclosing Party provides the other Party hereto written notice of such disclosure requirement upon receipt thereof.

         (C) Upon the expiration or termination of this agreement for any reason, each Party, at its expense, shall promptly return to the other all copies of the Party's Confidential Information.


         (D) "Confidential Information" shall mean with respect to a party hereto:

               (I) Trade secrets, designs, formula, drawings, diagrams of the clients data, including information in the data base, software, algorithms, techniques;

               (II) Customer and contacts, marketing strategies, names of vendors and suppliers, cost and pricing information and methods, lists or other written records used in business, operation techniques;

               (III) All tangible material that embodies the Confidential Information including electronic media; and

               (IV) Any other confidential information of trade secrets relating to the business or affairs of either Party hereto which the other party may acquire or develop in connection with or as a result of the performance of this agreement or the transactions contemplated herein.

         (E) Not with standing the forgoing, "Confidential Information" shall not include any information to the extent such as information is or shall become:

               (I) A part of the public domain through no act omission on the part of the receiving Party;

               (II) The possession of the receiving Party without actual or constructive knowledge of an obligation of confidentially with the respect thereto, at or prior to the effective data of this agreement;

               (III) Disclosed to the receiving Party by a third Party having no obligation of confidentiality with respect thereto;

               (IV) Released from confidentiality by written consent of the disclosing Party; and

               (V)    Independently developed by the receiving Party;

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         (F)   The Parties mutually agree that, except as may be required by the law, this agreement in totality is confidential and its existence will not be disclosed by either Party or their respective agents to any third Party.

9. Arbitration. Any controversy or claim arising out of or relating to this agreement, or its breach, shall be settled by arbitration in the County of Suffolk in accordance with the governing rules of the American Arbitration Association. Judgement upon an award rendered by the arbitrator or arbitrators may be entered in any court of competent jurisdiction.

10. Modification. This writing contains the entire agreement of the Parties. No representations were made or relied upon by either Party, other than those that are expressly set forth. No agent, employee, or other representative of either Party is empowered to alter any terms of this agreement, unless done in writing and signed by Paul White.

11. Indemnity. Each Party shall defend or settle, at its own expense, any claim made against the other by any third Party, including alleged infringements upon any United States patent, copyright, trade secret, or other proprietary right and shall indemnify and hold harmless each other against any final judgement, including an award of attorneys fees that may be awarded by a court of final jurisdiction against either of them as a result of the foregoing from the data hereof in connection with the business operations of the business to be conducted hereunder.

12. Non Solicitation. During the term of this agreement and for the period of two years after the termination hereof, both Parties agree not to solicit clients of the other Party.

13. Restrictive Covenant. Each Party agrees not to solicit, directly or indirectly (or assist any other entity to solicit) any present of former employee of the other or any client during the term of this agreement and for a period of two years thereafter.

14. Binding Effect. The provisions of this agreement shall be binding upon, and inure to the benefit of, each of the Parties and their respective successors and assigns.

15. Governing Law. The Parties agree that this Agreement shall be governed by the laws of the State of New York.

16. Entire Contract. THIS AGREEMENT CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES AND SUPERSEDES ALL PREVIOUS VERBAL AND WRITTEN AGREEMENTS, REPRESENTATION OR WARRANTIES.

         Executed by the Parties on the day and year first above written. Said date becomes the "effective date" of the agreement.

COMPANY

eSAFETYWORLD, Inc.                               Spider Inc.


By: /s/ Edward Heil                              By: /s/ Paul White
    ---------------------------                      ---------------------------
    Edward A. Heil, Chairman                         Paul White, CEO

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